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CINGULAR WIRELESS LLC
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EXHIBITS - Press Release dated January 21, 2004 reporting financial results for the quarter and year ended December 31, 2003

                                                                    EXHIBIT 99.1



                                    FOR MORE INFORMATION
                                    INVESTOR RELATIONS CONTACT:
                                    KENT EVANS
                                    404-236-6203
                                    KENT.EVANS@CINGULAR.COM

                                    JEFF CANNON
                                    404-236-5486
                                    JEFFREY.CANNON@CINGULAR.COM

                                    MEDIA RELATIONS CONTACTS:
                                    CLAY OWEN
                                    404-236-6153 (OFFICE)
                                    404-538-0124 (WIRELESS)
                                    CLAY.OWEN@CINGULAR.COM



         CINGULAR WIRELESS REPORTS FOURTH-QUARTER AND FULL YEAR RESULTS,
          LAUNCHES NETWORK EXPANSION AND CUSTOMER SERVICE INITIATIVES

         - Fourth-quarter net adds total 642,000 to reach more than 24 million cellular/PCS subscribers; full-year net adds total 2.1 million, up substantially from the previous two years.

         - Revenues grow 5.6 percent to $3.9 billion in the fourth quarter reaching $15.5 billion for 2003.

         - Cellular/PCS data revenues grow 85 percent versus the fourth quarter of 2002 - More than 1 billion SMS messages delivered during the quarter.

         - Cingular's nationwide GSM/GPRS network conversion continues to progress ahead of schedule, now available to 93 percent of company's operational POPs.

         ATLANTA - JAN. 21, 2004 - Cingular Wireless LLC, the United States' second largest wireless company, today reported fourth-quarter results that include continued strong subscriber growth and additional progress in its nationwide GSM/GPRS network overlay.

         For the three months ended December 31, 2003, Cingular, a joint venture between SBC Communications (NYSE: SBC) and BellSouth Corporation (NYSE: BLS), achieved net subscriber additions of 642,000, bringing its nationwide cellular/PCS customer base to over 24 million. Gross adds in the fourth quarter totaled 2.6 million, the second highest quarter in



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EXHIBITS - Press Release dated January 21, 2004 reporting financial results for the quarter and year ended December 31, 2003

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Cingular's history - bested only by third-quarter 2003's 2.7 million. Churn was
2.8 percent, in line with third-quarter 2003 results. Porting requests under wireless local number portability rules implemented in November were below expectations and not a significant factor in the quarter's results.

         For the full year 2003, Cingular Wireless added 2.1 million subscribers, the strongest annual net add total in the company's history.

         Cingular has achieved this subscriber growth while executing a nationwide network overlay of a next generation GSM/GPRS technology. As of Dec. 31, Cingular's GSM/GPRS network was available to 93 percent of the company's operational POPs, up from approximately 66 percent six months earlier and 81 percent at the end of the third quarter. Cingular continues to run ahead of its original schedule for GSM/GPRS deployment and expects to achieve 100 percent coverage of its network in 2004. Additionally, the vast majority of the new networks are already performing at or exceeding strict quality standards and bringing our GSM customers the truest voice quality of any wireless company.

         Customer response to GSM/GPRS continues to be strong as 57% of Cingular's total minutes are now carried on the GSM network. GSM is the world's most popular wireless technology, with more than 900 million subscribers in 200 countries. It provides customers the widest selection of handsets in the industry with features like color screens and built-in cameras and the latest data services, including multi-media messaging and high speed packet data. For example, Cingular currently offers 14 handsets from 6 different vendors, all of which either have built-in cameras or camera attachments for use with multi-media messaging. At year's end, more than 45 percent of Cingular's handsets in service were GSM capable, up from 27 percent at the end of the second quarter of 2003 and 35 percent at the end of the third quarter.

         In 2003, Cingular led the industry in total data revenue, increasing almost 60% over 2002, driven by an 85% increase in short messaging service (SMS) volumes combined with continued strength in its proprietary Mobitex data-only network that served 789,000 subscribers at the end of the year. During 2003, Cingular successfully launched a host of new data applications like instant messaging and multi-media messaging that will continue to drive data revenue growth into 2004.

         "Cingular took huge steps forward in 2003," said Stan Sigman, President and CEO of Cingular Wireless, "and I am very proud of how well Cingular's talented employees executed over the past year. We accelerated subscriber growth. We moved our nationwide network conversion forward ahead of schedule, delighting customers with the quality of GSM. And we delivered a host of innovations through new data services and products that integrate wireless and wireline communications."

         "Now, our clear goal is to move Cingular to the next level," Sigman continued, "and build an even stronger foundation for sustained growth. The keys are outstanding network performance and a world-class customer experience. To achieve these goals, we have launched two major initatives. The first is a nationwide drive to improve coverage and network quality. We started this initiative in the fourth quarter by adding more than 750 cell sites, and it will continue through 2004. This program builds on the progress we've made with GSM/GPRS and the moves we've made to add spectrum. The second initiative, which


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EXHIBITS - Press Release dated January 21, 2004 reporting financial results for the quarter and year ended December 31, 2003

                                                                    EXHIBIT 99.1


also has already begun, is a comprehensive enhancement of our customer service systems and procedures. While these projects pressure margins in the near term, they will strengthen our growth prospects long term. I am very confident in our ability to deliver on these initiatives, and I am excited about what Cingular can accomplish in 2004."

FINANCIAL RESULTS

         Cingular's fourth-quarter financial results were shaped by continued strong subscriber growth and by aggressive execution in terms of network overlay, customer retention programs and new network expansion and customer service initiatives.


         - Fourth-quarter revenues grew to $3.9 billion, up 5.6 percent compared with the year-ago fourth quarter.

         - Cellular/PCS data revenue increased 85 percent year-over-year, largely due to rising popularity of SMS (short messaging service), as well as downloadable ringtones and photo messaging. Cingular delivered over 1 billion SMS messages during the quarter.

         - Cellular/PCS ARPU (average revenue per user), which represents the service revenue per subscriber, was $49.03, down $2.81 from fourth quarter of last year.

         - Total operating expenses were $3.6 billion in the fourth quarter, up 12.4 percent from $3.2 billion in the year-ago period. Expenses were driven by significantly higher gross customer additions, extensive customer retention programs, increased advertising and costs associated with launching wireless local number portability.

         - Operating income was $329 million for the quarter, compared with $516 million for the same quarter a year ago.

In the fourth quarter, to be consistent with emerging industry practices, Cingular's income statement presentation was changed for the current and prior year periods to reflect, as revenues, billings to our customers for the Universal Service Fund (USF) and other regulatory fees and to reflect, as expenses, the costs related to payments into the associated regulatory funds. The impact of this change on fourth quarter revenues and expenses was $96 million. These revenues and expenses for the same quarter a year ago were $47 million. Operating income and net income for all periods have been unaffected.

ENHANCED SPECTRUM POSITION

As it has deployed its GSM/GPRS network, Cingular has also made strategic moves to enable access to new markets and to improve its spectrum position in existing markets. These initiatives will enable Cingular to expand its network, increase capacity and lower roaming costs.

         - In December, Cingular closed its transaction with Sunshine PCS purchasing additional spectrum in the Florida markets of Tallahassee, Panama City, and Ocala.

         - Cingular agreed to purchase wireless licenses from NextWave Telecom Inc. for $1.4 billion. These licenses cover approximately 83 million POPs in 34 markets.



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EXHIBITS - Press Release dated January 21, 2004 reporting financial results for
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               The transaction requires FCC approval, and Cingular expects the transaction to close in the first half of 2004.

         - In September, Cingular agreed to acquire additional PCS spectrum and operations in Texas, Arkansas, and Louisiana and cellular operations in Louisiana through an agreement with US Unwired Inc. This transaction is expected to close in the first quarter of 2004.

         - In October, Cingular announced an agreement with Dobson Communications to exchange Dobson's ownership in its Eastern Shore of Maryland cellular property for Cingular's ownership in its Northwest Michigan cellular property. This transaction is also expected to close in the first quarter of 2004.

WIRELESS DATA INITIATIVES

         - Cingular is moving forward in implementing EDGE (Enhanced Datarate for GSM Evolution) high speed data technology throughout its network. Cingular was the first carrier in the world to launch EDGE when it turned up its network in Indianapolis in July 2003. Cingular will have substantially all of its markets enabled in the high speed EDGE technology by mid-2004. EDGE allows for data rates up to 170 Kbps with average speeds ranging between 75-135 Kbps. The EDGE deployment will be completed in 2004.

WIRELESS/WIRELINE INTEGRATION

Cingular and its parent companies SBC Communications (NYSE: SBC) and BellSouth Corporation (NYSE: BLS) continue to exploit the opportunities and benefits of wireless and wireline integration.

         - 10% of Cingular's gross postpaid customer additions for the quarter were from the parents' sales channels. These channels contributed over 875,000 wireless customers during 2003.

         - In October Cingular introduced FastForward(TM) - the first device that marries the convenience of wireless service with your home or office. The patented device - designed as a cradle to hold a wireless phone - simply plugs into an electrical outlet. When the Cingular Wireless phone is "cradled", calls to the wireless phone are forwarded to a designated landline phone, while the wireless phone's battery is automatically re-charged.

ABOUT CINGULAR WIRELESS

Cingular Wireless, a joint venture between SBC Communications (NYSE - SBC) and BellSouth (NYSE - BLS), serves more than 24 million voice and data customers across the United States. A leader in mobile voice and data communications, Cingular is the only U.S. wireless carrier to offer Rollover(TM), the wireless plan that lets customers keep their unused monthly minutes. Cingular has launched the world's first commercial deployment of wireless services using Enhanced Datarate for GSM Evolution (EDGE) technology. Cingular provides cellular/PCS service in 43 of the top 50 markets nationwide, and provides


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EXHIBITS - Press Release dated January 21, 2004 reporting financial results for the quarter and year ended December 31, 2003

                                                                    EXHIBIT 99.1



corporate e-mail and other advanced data services through its GPRS, EDGE and mobitex packet data networks. Details of the company are available at www.cingular.com.

GET CINGULAR WIRELESS PRESS RELEASES E-MAILED TO YOU AUTOMATICALLY. SIGN UP AT WWW.CINGULAR.COM/NEWSROOM

BellSouth's fourth quarter earnings conference call, during which Cingular's earnings results will be discussed, will be held at 10 a.m. Eastern time on January 22, 2004 at www.bellsouth.com/investor/.

SBC's will host its fourth quarter earnings conference call, during which Cingular's earnings results will be discussed, on Jan. 27, 2004. It will be broadcast live via the Internet at 10 a.m. Eastern time at www.sbc.com/investor_relations.

Forward-looking Information: In addition to historical information, this document and the conference calls referred to above may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include:

o    the pervasive and intensifying competition in all markets where we operate;

o problems associated with the transition of our network to higher speed technologies;

o slow growth of our data services due to lack of popular applications, terminal equipment, advanced technology and other factors;

o shortages and unavailability of spectrum for new services and geographic expansion;

o    sluggish economic and employment conditions in the markets we serve;

o changes in available technology that make our existing technology obsolete or expensive to upgrade;

o the final outcome of FCC proceedings, including rulemakings, and judicial review, if any, of such proceedings;

o impact of local number portability on our growth and churn rates, revenues and expenses;

o enactment of additional state and federal laws, regulations and requirements pertaining to our operations;

o    availability and cost of capital;

o    impact of any industry consolidation; and

o    the outcome of pending or threatened complaints and litigation.

Such forward-looking information is given as of this date only, and Cingular assumes no duty to update this information.